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                                                                 EXHIBIT (e)(3)

         [LOGO] AIG AMERICAN GENERAL            Platinum Investor PLUS
                                     Variable Universal Life Insurance
                                              Supplemental Application

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American General Life Insurance Company, ("AGL")
A member company of American International Group, Inc.          This supplement must accompany the
Home Office: Houston, Texas                            appropriate application for life insurance.
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Applicant Information -- Supplement to the application on the life of


John Doe                              06/01/04
------------------------------------  -----------------------------------
Name of proposed insured              Date of application for life
                                      insurance

Initial Allocation Percentages

Investment Options In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                                      PREMIUM   DEDUCTION
                                                     ALLOCATION ALLOCATION
                                                     ---------- ----------
[(301) AGL Declared Fixed Interest Account..........      100%       100%

AIM Variable Insurance Funds
(316) AIM V.I. International Growth.................   ______%    ______%

The Alger American Fund
(368) Alger American Leveraged AllCap...............   ______%    ______%
(367) Alger American MidCap Growth..................   ______%    ______%

American Century Variable Portfolios, Inc.
(318) VP Value......................................   ______%    ______%

Credit Suisse Trust
(356) Small Cap Growth..............................   ______%    ______%

Fidelity Variable Insurance Products
(333) VIP Asset Manager.............................   ______%    ______%
(332) VIP Contrafund................................   ______%    ______%
(330) VIP Equity-Income.............................   ______%    ______%
(373) VIP Freedom 2020..............................   ______%    ______%
(374) VIP Freedom 2025..............................   ______%    ______%
(375) VIP Freedom 2030..............................   ______%    ______%
(331) VIP Growth....................................   ______%    ______%
(362) VIP Mid Cap...................................   ______%    ______%

Franklin Templeton Variable Insurance Products Trust
(363) VIP Franklin Small Cap Value Securities.......   ______%    ______%
(357) VIP Franklin U.S. Government..................   ______%    ______%
(358) VIP Mutual Shares Securities..................   ______%    ______%
(359) VIP Templeton Foreign Securities..............   ______%    ______%

Janus Aspen Series
(334) International Growth..........................   ______%    ______%
(336) Mid Cap Growth................................   ______%    ______%

J.P. Morgan Series Trust II
(337) JPMorgan Small Company........................   ______%    ______%

MFS Variable Insurance Trust
(341) MFS VIT New Discovery.........................   ______%    ______%
(339) MFS VIT Research..............................   ______%    ______%

Neuberger Berman Advisers Management Trust
(342) AMT Mid-Cap Growth............................   ______%    ______%

Oppenheimer Variable Account Funds
(364) Oppenheimer Balanced..........................   ______%    ______%
(365) Oppenheimer Global Securities.................   ______%    ______%

PIMCO Variable Insurance Trust
(377) PIMCO VIT CommodityReal-Return Strategy.......   ______%    ______%
(344) PIMCO VIT Real Return.........................   ______%    ______%
(343) PIMCO VIT Short-Term..........................   ______%    ______%
(345) PIMCO VIT Total Return........................   ______%    ______%

Pioneer Variable Contracts Trust
(376) Pioneer Mid Cap Value VCT.....................   ______%    ______%

Putnam Variable Trust
(346) Putnam VT Diversified Income..................   ______%    ______%
(348) Putnam VT Int'l Growth and Income.............   ______%    ______%

SunAmerica Series Trust
(361) ST Aggressive Growth..........................   ______%    ______%
(360) ST SunAmerica Balanced........................   ______%    ______%

VALIC Company I
(319) International Equities........................   ______%    ______%
(320) Mid Cap Index.................................   ______%    ______%
(321) Money Market I................................   ______%    ______%
(322) Nasdaq-100 Index..............................   ______%    ______%
(325) Science & Technology..........................   ______%    ______%
(324) Small Cap Index...............................   ______%    ______%
(323) Stock Index...................................   ______%    ______%

Van Kampen Life Investment Trust
(355) LIT Growth and Income.........................   ______%    ______%

Vanguard Variable Insurance Fund
(353) VIF High Yield Bond...........................   ______%    ______%
(354) VIF REIT Index................................   ______%    ______%

Other:..............................................   ______%    ______%

                                                          100%       100% ]

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Dollar Cost Averaging (DCA)

Dollar Cost     ($5,000 MINIMUM B EGINNING A CCUMULATION VALUE) An amount can
Averaging (DCA) be systematically transferred from any one investment option and directed to one or more of the investment options below.
                The AGL Declared Fixed Interest Account is not available for
                DCA. Please refer to the prospectus for more information on the DCA option.

                NOTE: DCA is not available if the Automatic Rebalancing option has been chosen.

                Day of the month for transfers:
                (Choose a day of the month between 1-28.)

                Frequency of transfers: [_] Monthly     [_] Quarterly     [_]
                Semiannually     [_] Annually

                DCA to be made from the following investment option:

                Transfer $ ($ 100 MINIMUM, WHOLE DOLLARS ONLY)

[ AIM Variable Insurance Funds
(316) AIM V.I. International Growth................. $________________

The Alger American Fund
(368) Alger American Leveraged AllCap............... $________________
(367) Alger American MidCap Growth.................. $________________

American Century Variable Portfolios, Inc.
(318) VP Value...................................... $________________

Credit Suisse Trust
(356) Small Cap Growth.............................. $________________

Fidelity Variable Insurance Products
(333) VIP Asset Manager............................. $________________
(332) VIP Contrafund................................ $________________
(330) VIP Equity-Income............................. $________________
(373) VIP Freedom 2020.............................. $________________
(374) VIP Freedom 2025.............................. $________________
(375) VIP Freedom 2030.............................. $________________
(331) VIP Growth.................................... $________________
(362) VIP Mid Cap................................... $________________

Franklin Templeton Variable Insurance Products Trust
(363) VIP Franklin Small Cap Value Securities....... $________________
(357) VIP Franklin U.S. Government.................. $________________
(358) VIP Mutual Shares Securities.................. $________________
(359) VIP Templeton Foreign Securities.............. $________________

Janus Aspen Series
(334) International Growth.......................... $________________
(336) Mid Cap Growth................................ $________________

J.P. Morgan Series Trust II
(337) JPMorgan Small Company........................ $________________

MFS Variable Insurance Trust
(341) MFS VIT New Discovery......................... $________________
(339) MFS VIT Research.............................. $________________

Neuberger Berman Advisers Management Trust
(342) AMT Mid-Cap Growth............................ $________________

Oppenheimer Variable Account Funds
(364) Oppenheimer Balanced.......................... $________________
(365) Oppenheimer Global Securities................. $________________

PIMCO Variable Insurance Trust
(377) PIMCO VIT CommodityRealReturn Strategy........ $________________
(344) PIMCO VIT Real Return......................... $________________
(343) PIMCO VIT Short-Term.......................... $________________
(345) PIMCO VIT Total Return........................ $________________

Pioneer Variable Contracts Trust
(376) Pioneer Mid Cap Value VCT..................... $________________

Putnam Variable Trust
(346) Putnam VT Diversified Income.................. $________________
(348) Putnam VT Int'l Growth and Income............. $________________

SunAmerica Series Trust
(361) ST Aggressive Growth.......................... $________________
(360) ST SunAmerica Balanced........................ $________________

VALIC Company I
(319) International Equities........................ $________________
(320) Mid Cap Index................................. $________________
(321) Money Market I................................ $________________
(322) Nasdaq-100 Index.............................. $________________
(325) Science & Technology.......................... $________________
(324) Small Cap Index............................... $________________
(323) Stock Index................................... $________________

Van Kampen Life Investment Trust
(355) LIT Growth and Income......................... $________________

Vanguard Variable Insurance Fund
(353) VIF High Yield Bond........................... $________________
(354) VIF REIT Index................................ $________________
Other:.............................................. $________________]

Automatic Rebalancing

Automatic Rebalancing ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable
                      division assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been des- ignated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions.
                      Please refer to the prospectus for more information on the Automatic Rebalancing option.

                      Check Here for Automatic Rebalancing Frequency:
                          [_] Quarterly     [_] Semiannually     [_] Annually

                      NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.

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Modified Endowment Contract

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Contract        If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [X] YES [_] NO
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Authorization for Transactions

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Initial         I (or we, if Joint Owners), hereby authorize AGL to act on
appropriate     telephone instructions or e-service instructions, if
box here:       elected, to transfer values among the variable divisions
                and the AGL Declared Fixed Interest Account and to change
                allocations for future premium payments and monthly
                deductions given by:

                [_] Policy Owner(s)-- if Joint Owners, either of us acting independently.

                [_] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

                AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.
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Suitability

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All questions   1.  Have you, the Proposed Insured or Owner (if
must                different), received the variable universal life
be answered.        insurance policy prospectus and the investment
                    choices brochure describing the investment
                    options?                                         [X] yes [_] no

                2.  Do you understand and acknowledge:

                    a.THAT THE POLICY APPLIED FOR IS
                      VARIABLE, EMPLOYS THE USE OF
                      SEGREGATED ACCOUNTS WHICH
                      MEANS THAT YOU NEED TO
                      RECEIVE AND UNDERSTAND
                      CURRENT PROSPECTUSES FOR THE
                      POLICY AND THE UNDERLYING
                      ACCOUNTS?                                      [X] yes [_] no

                    b.THAT ANY BENEFITS, VALUES OR
                      PAYMENTS BASED ON
                      PERFORMANCE OF THE
                      SEGREGATED ACCOUNTS MAY
                      VARY: AND                                      [X] yes [_] no

                        (1)ARE NOT GUARANTEED BY THE
                           COMPANY, ANY OTHER
                           INSURANCE COMPANY, THE U.S.
                           GOVERNMENT OR ANY STATE
                           GOVERNMENT?                               [X] yes [_] no

                        (2)ARE NOT FEDERALLY INSURED
                           BY THE FDIC, THE FEDERAL
                           RESERVE BOARD OR ANY
                           OTHER AGENCY, FEDERAL OR
                           STATE?                                    [X] yes [_] no

                    c.THAT IN ESSENCE, ALL RISK IS
                      BORNE BY THE OWNER EXCEPT FOR
                      FUNDS PLACED IN THE AGL
                      DECLARED FIXED INTEREST
                      ACCOUNT?                                       [X] yes [_] no

                    d.THAT THE POLICY IS DESIGNED TO
                      PROVIDE LIFE INSURANCE
                      COVERAGE AND TO ALLOW FOR
                      THE ACCUMULATION OF VALUES IN
                      THE SEGREGATED ACCOUNTS?                       [X] yes [_] no

                    e.THE AMOUNT OR DURATION OF THE
                      DEATH BENEFIT MAY INCREASE OR
                      DECREASE, DEPENDING ON THE
                      INVESTMENT EXPERIENCE OF THE
                      SEPARATE ACCOUNT?                              [X] yes [_] no

                    f.THE POLICY VALUES MAY
                      INCREASE OR DECREASE,
                      DEPENDING ON THE INVESTMENT
                      EXPERIENCE OF THE SEPARATE
                      ACCOUNT, THE AGL DECLARED
                      FIXED INTEREST ACCOUNT
                      ACCUMULATION, AND CERTAIN
                      EXPENSE DEDUCTIONS?                            [X] yes [_] no

                3.  Do you believe the Policy you selected meets
                    your insurance and investment objectives and
                    your anticipated financial needs?                [X] yes [_] no
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                                  Page 3 of 4

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Electronic Delivery Consent

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                     The American General Life Insurance Company ("AGL") is
                     capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                     This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                       .   Contract prospectuses and supplements

                       .   Investment option prospectuses and supplements

                       .   Statements of additional information

                       .   Annual and semi-annual investment option reports

                     This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880. Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                     In order to participate in this delivery method you must have access to the following:

                       . A personal computer with CD-ROM hardware and software

                       . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent,

                       .   Communication access to the Internet.

                     Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

                     We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                     Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                     By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                     I consent to receive electronic delivery of the documents specified above.

                     __________________ ______________________-

                     Signature of Owner Please provide your e-mail address

                     If you prefer CD-ROM Delivery, please check here
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Signatures

Signatures           Signed at (city, state) Anytown, USA

                     Print name of Broker/Dealer

                     X Registered representative State license #  Date ________

                     X Primary proposed insured John Doe          Date 06/01/04

                     X Owner                                      Date ________
                     (If different from Proposed Insured)

                     X Joint Owner                                Date ________
                     (If applicable)

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